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                                                                     Exhibit 5.1


                                November 6, 2001

JMAR Technologies, Inc.
5800 Armada Drive
Carlsbad, CA  92008

Gentlemen:

I am acting as your counsel in connection with the registration by you under the Securities Act of 1933 (the "1933 Act") of 881,970 shares of Common Stock of JMAR Technologies, Inc. (the "Company"), 603,051 of which are issued and 278,919 of which are authorized for issuance upon the conversion of convertible debt ("Debt"), all of which shares are to be sold by the selling shareholders (the "Selling Shareholders Shares"). I am familiar with the Form S-3 Registration Statement which you have filed with the Securities and Exchange Commission to register such securities under the 1933 Act.

In rendering this opinion, I have examined and relied upon, among other things, originals or copies, identified to my satisfaction as being true copies, of the following: Certificate of Incorporation of the Company, as amended to date; Bylaws of the Company, as amended to date; and corporate records and other instruments and documents as were deemed necessary or appropriate for purposes of this opinion. As to questions of fact material to this opinion, I have, when the relevant facts were not independently established by me, relied upon the documents I have examined or upon certificates of officers of the Company. In my examination of the documents referred to above, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original and the conformity with the originals of all documents submitted to me as copies.

I have investigated such questions of law for the purpose of rendering this opinion as I have deemed necessary. I am an attorney duly admitted and qualified to practice in the state of California and I express no opinion as to the laws of any other jurisdiction except United States federal law.

Based on the foregoing, and in reliance thereon, I am of the opinion that (i) all of the Selling Shareholders Shares have been duly authorized, (ii) that the shares of Common Stock issuable upon conversion of the Debt have been validly reserved for issuance upon exercise thereof, (iii) upon receipt by the Company of notice of the conversion of the Debt and delivery notes representing the shares issuable upon said conversion, the Selling Shareholders Shares will be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an Exhibit to the said S-3 Registration Statement and to the reference to my name under the heading "Legal Matters" in the Prospectus which forms a part thereof.


                                   Very truly yours,

                                   /s/ JOSEPH G. MARTINEZ

                                   JOSEPH G. MARTINEZ, ESQ.
                                   Senior Vice President and
                                   General Counsel